Exhibit 99.2

                       UNOCAL FOURTH QUARTER 2003 SUMMARY
        For reconciliation refer to the Earnings Release and Table titled
           "Net Earnings and Adjusted After -Tax Earnings by Business Segment"

Total Reported Fourth Quarter 2003 Net  Earnings         $    180  $.68/ Share
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Special Items
         Gain on Sale of Lower 48 Assets                       (3)
         Canadian Statutory Income Tax Change                 (29)
         Insurance Recoveries                                 (17)
         Premium on Debt Buy Back                              28
         Environmental & Litigation                            15
         Restructuring Charge                                   1
         Discontinued Operations -  R&M asset Sale.            (8)
Fourth Quarter 2003 Adjusted Earnings                     $   167   $.63/Share

Median Analyst estimate dated Feb. 2, 2004 Per Share                $.62/Share
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                                                          $ Million
Third Quarter 2003 Adjusted Earnings                          190   $.72/Share
Variances
    North America
         Lower 48 United States                               (27)
         Lower Volumes (15), Higher Dry Holes (9)
         Higher Expenses Cash (10), Higher Prices +7

         Alaska - Timing of Liftings +3, Higher Prices +1       4

         Canada -   Timing on 3Q Asset Sale (7)                (8)
         Lower Price (3), Tax Rate & Other +2

    International E&P                                           2
         Higher Prices; Liquids +5, Gas +7,Lower Production (3)
         Timing of Crude lifting +7,Timing of Cash Expense (17)
         Lower Tax Rate and Other +3

    Oil & Gas Marketing (Trade)                                (3)

    Geothermal - Timing of  Power Results (6)                  (7)
         All Other (1)

    Corporate & Other      -                                   16
         Lower Net Interest +6,
         Improved Minerals Results +2,
         Timing of Litigation +7, All Other +1

Fourth Quarter 2003 Adjusted Earnings                     $   167   $.63/Share
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